UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2013

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employment Identification Number)

100 PUTNAM GREEN, GREENWICH, CT  06830-6027
(Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 OTHER INFORMATION

As previously announced, on May 3, 2013, AmBase Corporation ("AmBase" or the "Company") filed a Rule 60(b) Motion with the Court of Federal Claims seeking a tax gross-up from the United States for the $500,729, plus applicable tax consequences relative to the reimbursement of this amount.  The Company sought to: (i) reserve the right to seek a tax gross-up for any additional federal tax which could be owed as a result of additional taxes which may be imposed by the IRS upon tax return review or otherwise; and (ii) reserve the right to seek the economic value for deductions utilized against the Settlement Award.  The DOJ, on behalf of the United States, filed their response brief in May 2013, and the Company filed its reply brief in June 2013.  Subsequently, Senior Judge Smith held oral argument on June 12, 2013 and after the hearing filed an order directing the United States to pay AmBase $500,729 as reimbursement for 2012 federal income taxes paid by AmBase as provided for in the Settlement Agreement.

The Company had previously disclosed that on August 6, 2013, Senior Judge Smith had issued an opinion granting in part and denying in part, the Company's Rule 60(b) Motion for Further Relief.  That opinion was under seal and thus could not be disseminated to the public at that time.  The Company and the DOJ on August 8, 2013, jointly filed a motion to the Court requesting that the seal be lifted so that the contents of the opinion could be disseminated publicly. On August 16, 2013, the Court reissued the August 6, 2013 opinion and order for publication.

Senior Judge Smith's August 6, 2013 opinion addressed the relief sought by AmBase.  That opinion is attached hereto as an exhibit.  In summary, the Court held that the settlement agreement is a contract and that it entitles the Company to receive both "(1) the amount of the tax consequences resulting from taxation of the damages award plus (2) the tax consequences of receiving the first component."  But the Court did not award additional damages for the second component of the damages at this time given remaining uncertainty surrounding the ultimate tax treatment of the settlement proceeds and the gross-up, as well as uncertainty relating to the Company's future income.   The Court indicated that either the Company or the government is entitled to seek further relief "if, and when, the facts justify."  The Court also stated that the "plain meaning of the agreement precludes state taxes from being included in any possible future gross-up calculations."  Additionally, the Court indicated that AmBase "would first have to generate income" before it could attempt to recover compensation for the use of its NOLs to shield the settlement proceeds from federal taxation.

A copy of the United States Court of Federal Claims Opinion and Order is provided as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John P. Ferrara
John P. Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: August 20, 2013

EXHIBIT INDEX

Exhibit                                                                      Description

99	United States Court of Federal Claims Opinion and Order dated August 6, 2013 regarding tax gross-up, initially filed under seal reissued for publication August 16, 2013